FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT ("*Amendment*") is entered into by and between WEM Dragon, LLC, a Utah limited liability company ("*DRAGON*"), and Black Dragon Energy, LLC, a Nevada limited liability company ("*BLACK*") and effective as of March 1, 2017. DRAGON and BLACK may be referred to herein, each individually, as a "*Party*" and, collectively, as the "*Parties*."

WHEREAS, the Parties are party to that certain Purchase and Sale Agreement by and between BLACK and DRAGON dated effective March 1, 2017 (the "*PSA*"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the PSA; and

WHEREAS, as permitted by and in accordance with Section 14.8 of the PSA the Parties desire to amend and modify the PSA as set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants, agreements, and promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, DRAGON and BLACK do hereby contract, stipulate, consent, and agree as follows:

1. The following additional definitions are added to Section 2.1 of the PSA as follows:

   "***Financing***" means either: (i) the issuance or sale of any stock, shares, ownership units, or other security(ies) similarly representing ownership interest in and to BLACK, and/or each of its Affiliates (including, without limitation, Fortem), whether newly issued or outstanding, whether via public or private placement; (ii) borrowing or other evidence of indebtedness from banks, underwriters, lenders, shareholders, or any other entity; or (iii) the transfer, sale, or disposition by Fortem of any assets, including without limitation equity securities in and to Fortem's subsidiaries.

   "***Fortem***" means Fortem Resources Inc. (presently OTC.QB: FTMR), which BLACK represents to be the sole owner of BLACK.

   "***Raised Funds***" means any and all funds received by and/or each of its Affiliates from a Financing. Notwithstanding the previous sentence, "Raised Funds" shall not include the first One Million Five Hundred Thousand Dollars ($1,500,000.00) in the aggregate received prior to listing of Fortem's stock on an exchange, but shall include any and all such raised funds in excess of One Million Five Hundred Thousand Dollars ($1,500,000.00) and/or raised after listing of Fortem's stock on an exchange.

2. Section 3.1 of the PSA is hereby amended to read as follows:

   3.1 **Cash Consideration.** Subject to Section 3.2 and Section 3.4 hereof, shall pay to DRAGON the sum of Three Million Nine Hundred Thousand Dollars ($3,900,000.00 USD) (the "***Cash Consideration***") in immediately available funds by wire transfer to the banking

account as designated, in writing, by DRAGON. The Cash Consideration is to be paid by BLACK to DRAGON on the following schedule:

3.1.1 As a non-refundable deposit, BLACK shall pay One Hundred Thousand Dollars ($100,000.00) within ten (10) Business Days of Closing (the "*Initial Payment*").

3.1.2 BLACK shall pay the balance of the Cash Consideration (less the Initial Payment) by delivering to DRAGON an amount equal to twenty-five percent (25.0%) of the Raised Funds to DRAGON within 10 days of each and every receipt by either BLACK or any of its Affiliates of any and all Raised Funds until the Cash Consideration is paid in full.

3.1.3 Notwithstanding anything to the contrary in this Agreement, the full amount of the Cash Consideration is to be paid by BLACK on or before December 31, 2018, regardless of the amount and/or sufficiency of Raised Funds.

3. Section 3.2 of the PSA is hereby amended to read as follows:

3.2 Incentive for Early Payment.

3.2.1 If, and only if, BLACK pays to DRAGON a total of Two Million Four Hundred Thousand Dollars ($2,400,000.00) of the Cash Consideration, on or before September 1, 2017, then the Parties stipulate and agree that BLACK shall be deemed to have paid the Cash Consideration in full and DRAGON shall waive any and all claim to: (i) the Cash Consideration in excess of that Two Million Four Hundred Thousand Dollars ($2,400,000.00); (ii) the Stock Consideration (as defined below); and (iii) the 60 Day Payments (as defined below).

3.2.2 If BLACK does not timely pay the Cash Consideration pursuant to Section 3.2.1, then as an incentive for early payment of the Cash Consideration by BLACK, the Cash Consideration amount shall be reduced by One Hundred Thousand Dollars ($100,000.00) for each calendar month prior to December 31, 2018 that the full Cash Consideration amount is paid, for a maximum discount of twelve (12) months or One Million Two Hundred Thousand Dollars ($1,200,000.00). This incentive for early payment is not subject to proration for partial months. [By way of example only, if BLACK is to pay the Cash Consideration in full on June 15, 2018, BLACK would receive a discount of $100,000 for each of the calendar months of July 2018, August 2018, September 2018, October 2018, November 2018, and December 2018, for a total discount of $600,000, which in that event would reduce the Cash Consideration to $3,300,000][By way of further example only, if BLACK is to pay the Cash Consideration in full on October 7, 2017, BLACK would receive the maximum discount of $1,200,000, which in that event would reduce the Cash Consideration to $2,700,000].

4. Section 3.4 of the PSA is hereby amended to read as follows:

3.4 Other Considerations. In addition to, and separate from, the Cash Consideration, and subject to Section 3.2.1, BLACK shall additionally:

3.4.1 on September 1, 2017 cause Fortem to issue and deliver to DRAGON 250,000 common shares in the capital of Fortem (the "***Stock Consideration***"), provided that DRAGON first duly signs and completes the United States Accredited Investor Questionnaire attached hereto as Schedule A;

3.4.2 beginning September 1, 2017, pay to DRAGON an additional Twenty-Five Thousand Dollars ($25,000.00) every sixty days (*i.e.* on or before September 1, 2017; October 30, 2017; December 29, 2017; etc.) until such time as the Cash Consideration is paid in full (each, a "***60 Day Payment***"). The 60 Day Payments are not subject to proration; and

3.4.3 covenant and agree with DRAGON that it will undertake commercially reasonable efforts: (i) to duly file all periodic reports as required under the United States *Exchange Act of 1934*, as amended, for a period of at least one year from the date of this Agreement; and (ii) to sign all documents and instruments, undertake all reasonable acts and pay such costs as are required in order for legal counsel of Fortem to issue such opinion or opinions are necessary to remove any restrictive legends on the Stock Consideration in accordance with applicable securities laws, provided always that DRAGON duly and promptly signs and coordinates the signature on any seller's representation letter and broker's representation letter, as applicable, and as required by the transfer agent of Fortem.

5. A new Section 3.5 of the PSA is hereby added immediately following the amended Section 3.4 of the PSA, which Section 3.5 reads as follows:

3.5 **Failure to Pay.** Subject only to Section 3.2, if BLACK and its Affiliates fail to receive sufficient Raised Funds to timely make full payment of the Cash Consideration pursuant to Section 3.1 on or before December 31, 2018, then BLACK's right(s) to earn or otherwise further acquire any of the Assets shall immediately terminate without notice.

6. For clarity, the Parties stipulate and agree that BLACK has already timely made the Initial Payment pursuant to Section 3.1.1.

7. No Other Amendments. All other terms of the PSA not amended hereby remain in full force and effect as originally set forth.

8. This Amendment may be executed by facsimile or other means of electronic communication capable of reproducing a printed copy and by counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

9. This Amendment has been duly executed on behalf of the parties hereto effective as of the date first written above.

IN WITNESS WHEREOF, this First Amendment is executed, agreed to, and accepted by the Parties as of the Effective Date.

DRAGON:
WEM DRAGON, LLC
By: **Wasatch Energy Management, LLC,** as manager of WEM Dragon, LLC

By:____________________________
Name: Kimball E Hodges
Title: Manager of Wasatch Energy Management, LLC

BLACK:
Black Dragon Energy, LLC

By: ____________________________
Name: Marc Bruner
Title: Manager

SCHEDULE A

TO FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

UNITED STATES ACCREDITED INVESTOR QUESTIONNAIRE

Capitalized terms used in this U.S. Questionnaire (this "**Questionnaire**") and not specifically defined have the meaning ascribed to them in the First Amendment to Purchase and Sale Agreement between the undersigned (the "**Seller**") and each of Black Dragon Energy, LLC and Fortem Resources Inc. (in either case, the "**Issuer**") to which this Schedule A is attached.

This Questionnaire applies only to persons that are U.S. Purchasers. A "**U.S. Purchaser**" is: (a) any U.S. Person, (b) any person acquiring the Stock Consideration on behalf of any U.S. Person, (c) any person that receives or received an offer of the Stock Consideration while in the United States, or (d) any person that is in the United States at the time the Seller's buy order was made or this Agreement was executed or delivered.

The Seller understands and agrees that the Stock Consideration has not been and may never be registered under the 1933 Act, or applicable state, provincial or foreign securities laws, and the Stock Consideration is being offered and sold to the Seller in reliance upon the exemption provided in Section 4(2) of the 1933 Act and Rule 506 of Regulation D under the 1933 Act for non-public offerings. The Stock Consideration is being offered and sold within the United States only to "accredited investors" as defined in Rule 501(a) of Regulation D. The Stock Consideration offered hereby is not transferable except in accordance with the restrictions described herein.

The Seller represents, warrants, covenants and certifies (which representations, warranties, covenants and certifications will survive the Closing) to the Issuer (and acknowledges that the Issuer is relying thereon) that:

1. it is not resident in Canada;

2. it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Stock Consideration and it is able to bear the economic risk of loss of its entire investment;

3. the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the sale of the Stock Consideration and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Stock Consideration;

4. it is acquiring the Stock Consideration for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Stock Consideration in violation of the United States securities laws;

5. it (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time;

6. if the Seller is an individual (that is, a natural person and not a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

__________ a natural person whose individual net worth, or joint net worth with that person's spouse, exceeds US$1,000,000. For purposes of this category, "net worth" means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person's primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Stock Consideration is purchased, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60 day period before the Closing Date for the purpose of investing in the Stock Consideration,

__________ a natural person who had an individual income in excess of US$200,000 in each of the two most recent years, or joint income with their spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year, or

__________ a director or executive officer of the Issuer;

7. if the Seller is a corporation, partnership, trust or other entity), then it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

__________ an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Stock Consideration, with total assets in excess of US$5,000,000,

__________ a "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the *Securities Exchange Act of 1934* (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the *Investment Company Act of 1940* (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the *Small Business Investment Act of 1958* (United States); a plan with total assets in excess of US$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the *Employee Retirement Income Security Act of 1974* (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors,

__________ a private business development company as defined in Section 202(a)(22) of the *Investment Advisers Act of 1940* (United States),

__________ a trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act, or

__________ an entity in which all of the equity owners satisfy the requirements of one or more of the categories set forth in Section 6 of this Questionnaire;

8. it has not purchased the Stock Consideration as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, internet, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

9. if the Seller decides to offer, sell or otherwise transfer any of the Stock Consideration, it will not offer, sell or otherwise transfer any of such Stock Consideration, directly or indirectly, unless:
   (a) the sale is to the Issuer,

   (b) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations in which such sale is made;

(c) the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "blue sky" laws, or

(d) the Stock Consideration is sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities, and

(e) it has, prior to such sale pursuant to subsection (c) or (d), furnished to the Issuer an opinion of counsel of recognized standing reasonably satisfactory to the Issuer, to such effect;

10. it understands and acknowledges that, upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state laws and regulations, the certificates representing the Stock Consideration, and all securities issued in exchange therefor or in substitution thereof, will bear, in addition such legends as are required by applicable securities laws.

11. it understands and agrees that there may be material tax consequences to the Seller of an acquisition or disposition of the Stock Consideration. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Seller under United States, state, local or foreign tax law of the Seller's acquisition or disposition of the Stock Consideration. In particular, no determination has been made whether the Issuer will be a "passive Foreign investment company" ("**PFIC**") within the meaning of Section 1291 of the United States *Internal Revenue Code;*

12. it consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Issuer in order to implement the restrictions on transfer, if any, set forth and described in this Questionnaire;

13. it is resident in the United States of America, its territories and possessions or any state of the United States or the District of Columbia (collectively the "**United States**"), is a "U.S. Person" as such term is defined in Regulation S or was in the United States at the time the Stock Consideration was offered or the First Amendment to Purchase and Sale Agreement was executed; and

14. it understands that the Issuer has no obligation to register any of the Stock Consideration or to take action so as to permit sales pursuant to the 1933 Act (including Rule 144 thereunder).

The Seller undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Seller set forth herein which takes place prior to September 1, 2017.

Dated ____________________, 2017.

X

____

Signature of Authorized Signatory

WEM Dragon, LLC

Name of Seller (please print)

Name of Authorized Signatory (please print)